                                         IDRIS AYENI, Attorney-At-Law

                                         2700 Woodland Park Drive, #415

                                                Houston, Texas 77082

                                      Tel: 832-463-0518  Fax: 832-504-9574

Lion Lam Diamond Inc.,

14520 Memorial Dr., Ste #M206
Houston, Texas 77079

                                                                                                                             April 29, 2011.

Re: Lion Lam Diamond Inc., Form S-1 Registration Statement

Ladies and Gentlemen:

You have requested my opinion, as counsel for Lion Lam Diamond, Inc., a Texas corporation (the “Company”), in connection with the Form S-1 registration statement (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission.

The Registration Statement related to the offering of up to 5,000,000 shares of the Company's common stock ("Common Stock"). Such shares are to be issued under the Registration Statement and the relating prospectus to be filed with the Commission.

I have examined the originals, or photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company, and other documents as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such documents.

Based on my examination mentioned above, I am of the opinion that 5,000,000 shares of common stock being offered will be legally issued, fully paid and non-assessable when sold.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, I do not hereby admit that I am the category of persons whose consent is required under Section 7 of the Act.

/s/ Idris Ayeni

IDRIS AYENI

Attorney-At-Law